Exhibit 23.5  --  Consent of Experts


G. BRAD BECKSTEAD
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CERTIFIED PUBLIC ACCOUNTANT
                                                         330 E. Warm Springs
                                                         Las Vegas, NV 89119
                                                                702.257.1984
                                                          702.362.0540 (fax)


April 11, 2002


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my reports of January 2, 2002 and April 3, 2002, on the Financial Statements of Pinoak, Inc. for the period ended December 31, 2001 and March 31, 2002, in its Form SB-2/A Registration Statement (file No. 333-76242) to be filed with the
US Securities and Exchange Commission.

Signed,

/s/ G. Brad Beckstead
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G. Brad Beckstead, CPA